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                                            SECURITIES AND EXCHANGE COMMISSION
                                                 WASHINGTON, D.C.  20549


                                                         FORM 8-K


                                          PURSUANT TO SECTION 13 OR 15(d) OF THE
                                             SECURITIES EXCHANGE ACT OF 1934




                              DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JULY 1, 1996



                                             GENERAL GROWTH PROPERTIES, INC.
                                             -------------------------------
                                  (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




                   DELAWARE                               1-11656                       42-1283895
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                  (STATE OR OTHER                       (COMMISSION                    (IRS EMPLOYER
                  JURISDICTION OF                       FILE NUMBER)                 IDENTIFICATION NO.)
                  INCORPORATION)




                                    55 WEST MONROE STREET, SUITE 3100, CHICAGO, ILLINOIS  60603
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                                      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)    (ZIP CODE)



                                 REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (312) 551-5000



                                                                N/A
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                                  (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)
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ITEM 5.  OTHER EVENTS.

         On July 1, 1996, GGP Limited Partnership (the "Operating
Partnership"), a Delaware limited partnership in which General Growth Properties, Inc. (the "Company") is the general partner and owns approximately a 63% interest, sold 40% of its remaining interest (constituting a 12% interest) in CenterMark Properties, Inc., the Los Angeles, California-based shopping center owner and operator ("CenterMark"), to CenterMark (the "1996 Sale"). The purchase price of $87,000,000 was paid in cash.

         The sale occurred pursuant to the exercise of an option (the "Option") which the Operating Partnership granted to Westfield U.S. Investments Pty. Limited, another CenterMark shareholder ("Westfield Pty." and, together with related entities, the "Westfield Group"), on December 19, 1995. On that same date, the Operating Partnership sold a 10% interest in CenterMark to Westfield Pty. and another member of the Westfield Group for a purchase price of $72,000,000 in cash, which is the same per share price as that paid in the 1996 Sale. The Option was subsequently assigned to CenterMark by Westfield Pty.

         The Operating Partnership used $75,000,000 of the cash proceeds from the 1996 Sale to repay certain outstanding floating rate indebtedness of the Operating Partnership and intends to use the remainder for general working capital purposes.

         In connection with the consummation of the 1996 Sale, the agreement among the shareholders of CenterMark, which provided for the election by the Operating Partnership of two CenterMark




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directors and effectively provided that the consent of the Operating
Partnership was required for any board action, was terminated. However, the Operating Partnership retained the right, under the terms of the Option, to designate one CenterMark director until the sale of the remainder of its CenterMark interest as described below.

         Under the terms of the Option, as exercised, and subject to the satisfaction of certain conditions, on January 2, 1997, the Operating Partnership will sell to CenterMark the remainder of its CenterMark interest (constituting approximately a 14% interest in CenterMark after the 1996 Sale and certain simultaneous transactions undertaken by CenterMark and the Westfield Group) for $130,500,000 in cash, which represents the same price per share as that paid by CenterMark in the 1996 Sale.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)-(b) Not applicable.
         (c) See Exhibit Index attached hereto and incorporated herein.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                            GENERAL GROWTH PROPERTIES, INC.


                                            By: /s/ Bernard Freibaum
                                                ------------------------------
                                            Name:   Bernard Freibaum

                                            Title:  Executive Vice President
                                                    and Chief Financial Officer

Dated:  July 16, 1996




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                                EXHIBIT INDEX


Exhibit Number                                    Name
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99.1                     GGP Agreement, dated May 13, 1996, by
                         and among GGP Limited Partnership, Westfield
                         U.S. Investments Pty. Limited and CenterMark
                         Properties, Inc.





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